EXHIBIT 99.1

CITIZENS BANCORP
375 SOUTHWEST THIRD STREET
CORVALLIS, OREGON 97339

FOR IMMEDIATE RELEASE

CITIZENS BANCORP ANNOUNCES DEREGISTRATION

(Corvallis, Oregon) December 20, 2007 – Citizens Bancorp (the “Company”) announced that its shareholders have approved amendments to its Articles of Incorporation effecting a share reclassification and redemption, whereby shareholders owning less than 2,500 shares of Company common stock will receive one share of Series A Preferred Stock for each share of common stock they own, and shareholders owning less than 250 shares of Company common stock will receive cash at the rate of $23.50 per share. Shares of common stock held by shareholders owning more than 2,500 shares will remain outstanding and will be unaffected by the reclassification. The amendments were approved at a Special Meeting of Shareholders held on December 18, 2007.

Citizens Bancorp filed its amended Articles on December 19, 2007, as a result of which its number of common shareholders of record was reduced to below 300. The Company thereafter filed a Form 15 with the Securities and Exchange Commission (“SEC”). This has the effect of deregistering the Company’s common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminating its obligations to file reports with the SEC. The Company will no longer file periodic reports with the SEC, including annual reports on Form 10-K and quarterly reports on Form 10-Q.

For more information about the above transaction, contact Lark E. Wysham, Corporate Secretary, at (541) 752-5161.

About Citizens Bancorp

Citizens Bancorp is an Oregon bank holding company with its principal office in Corvallis. Its wholly-owned subsidiary, Citizens Bank, operates as a commercial bank in eleven locations in the five Oregon counties of Benton, Linn, Lane, Yamhill, and Polk. Its eleven branches are located in the communities of Corvallis, Philomath, Albany, Junction City, McMinnville, Harrisburg, Dallas, Lebanon, and Springfield.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve include information about possible or assumed future results of our operations. When we use any of the words “believes”, “expects”, “anticipates”, “hopeful”, “confident” or similar expressions, we are making forward-looking statements. Many possible events or factors can create risks and uncertainties that may cause results to differ materially from those set forth in these statements. The Company cautions readers that results and events subject to forward-looking statements could differ materially from those in the forward-looking statements.